EXHIBIT 24.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Hemlock Federal Bank for Savings


We consent to the use in this Registration Statement on Form S-1 filed with the Securities and Exchange Commission and Amendment No. 3 to Form AC filed with the Office of Thrift Supervision on February 11, 1997, of our report dated February 9, 1996, on the financial statements of Hemlock Federal Bank for Savings for the year ended December 31, 1995. We also consent to the reference to us under the headings "The Conversion - Income Tax Consequences" and "- Establishment of Charitable Foundation", and "- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank", "Experts", and "Legal and Tax Matters" in this Registration Statement on Forms S-1 and AC.




                                                /s/Crowe, Chizek and Company LLP
                                                --------------------------------
                                                Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 11, 1997